Exhibit 10.17

Loan No.: _________

CONSTRUCTION LOAN AGREEMENT

(_________________, Michigan)

         THIS LOAN AGREEMENT (this “Loan Agreement”) dated as of _________________, is made by and between GE CAPITAL FRANCHISE FINANCE CORPORATION, a Delaware corporation (“Lender”), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and WM LIMITED PARTNERSHIP - 1998, a Michigan limited partnership doing business as Wendy’s of Michigan, whose address is 1971 East Beltline NE, Suite 200, Grand Rapids, Michigan 49525 (“Borrower”), with respect to a loan in the principal sum of up to $_____________________.

ARTICLE I.
DEFINITIONS

        For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

        1.1    Advance. The term “Advance” shall mean a disbursement by Lender of any of the proceeds of the Loan.

        1.2    Affidavit of Borrower. The term “Affidavit of Borrower” shall mean a sworn affidavit of Borrower (and such other parties as Lender may require) to the effect that all statements, invoices, bills, and other expenses incident to the acquisition of the Land and the construction of the Improvements and Project incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for (a) amounts retained pursuant to the Construction Contract, and (b) items to be paid from the proceeds of the Advance then being requested or in another manner satisfactory to Lender.

        1.3.    Application for Advance. The term “Application for Advance” shall mean a written application (on AIA Document G702 and G703 or such other form acceptable to Lender) by Borrower (and such other parties as Lender may require) to Lender specifying by name, current address, and amount all parties to whom Borrower is obligated for labor, materials, or services supplied for the construction of the Improvements and all other expenses incident to the construction of the Improvements, requesting an Advance for the payment of such items, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender may reasonably request, and certifying that all materials purchased with the proceeds of any previous Advance have been incorporated into the Improvements.

        1.4    Approved Budget. The term “Approved Budget” shall mean the budget attached hereto as Exhibit “B” and incorporated herein by reference.

        1.5    Architect. The term “Architect” shall mean True North Architecture.

        1.6    Architectural Contract. The term “Architectural Contract” shall mean a written agreement between Borrower and Architect for architectural services pertaining to construction of the Improvements.

        1.7    Borrower . The term “Borrower” shall mean all parties named Borrower in the first paragraph of this Loan Agreement and any and all subsequent record or equitable owners of the Project.

        1.8    Business Day. A day on which Lender is open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M., Phoenix, Arizona time.

        1.9    Change Orders. Any amendments, modifications or supplements to the Contract Documents, accompanied by a certificate of Borrower’s Architect outlining the impact of the amendment or modification on the Development Price, the Approved Budget, the Construction Time Schedule and the Schedule of Values, which amendments or modifications are subject to the prior approval of Lender.

        1.10    Completion Date. The term “Completion Date” shall mean the first to occur of a) the completion of the Improvements as evidenced by the issuance of a final certificate of occupancy for the Property, b) the date on which Borrower opens for business at the Property, or c) ________, 200_.

        1.11    Construction Contract. The term “Construction Contract” shall mean the construction contract executed by Borrower and Contractor for the construction of the Improvements.

        1.12    Construction Time Schedule. The schedule for construction of the Improvements prepared by the Contractor and approved by Lender.

        1.13    Contract Documents. The Architectural Contract (including the final drawings, specifications and other agreements and schedules for the construction of the Improvements prepared by Borrower’s Architect) and the Construction Contract, together with all amendments and modifications thereof and supplements thereto made by Change Orders, all of which agreements and items are subject to the approval of Lender.

        1.14     Contractor. The term "Contractor" shall mean Rockford Construction.

        1.15    “CSI” means Construction Specifications Institute.

        1.16    Development Documents. This Agreement, the Mortgage, the commitment for the Loan, the Title Policy, the Architectural Contract, the Construction Contract, all other documents executed in connection with the Loan and all affidavits, certifications and other documents and instruments delivered to or required by Lender to evidence the Advances, as the same may from time to time be amended or supplemented.

        1.17    Development Price. An amount equal to the sum of (i) the Hard Costs, (ii) the Soft Costs, (iii) the Interim Term Interest and (iv) such other amounts as may be advanced by Lender pursuant to the terms of this Agreement, but in no event greater than the amount of the “Total Budgeted Investment By Lender” set forth in the Approved Budget, as such Development Price may be modified as expressly set forth in this Agreement.

        1.18    Event of Default. The term “Event of Default” shall mean:

         (a)    A failure by Borrower to comply with any of the covenants, terms or conditions specified in this Agreement for a period of thirty (30) days after delivery by Lender of written notice to Borrower of such failure, provided that in no event shall Lender have any obligation to deliver, nor shall Borrower have any right to receive, more than one (1) such notice in any calendar year concerning a failure by Borrower to comply with the same covenant, term or condition;

         (b)     An inability of Borrower to satisfy any condition specified herein as precedent to the obligation of Lender to make an Advance after an Application for Advance has been submitted by Borrower to Lender;

        (c)    Any breach by Borrower of its obligations under the Architectural Contract or the Construction Contract, or the termination of the Architectural Contract or the Construction Contract;

         (d)    The failure by Borrower to complete construction of the Improvements and satisfy all of the conditions precedent to the Final Advance on or before the Completion Date; or

         (e)    The occurrence of any Event of Default, as defined or described in any of the other Loan Documents.

        1.19     Final Advance. The term “Final Advance” shall mean the last disbursement of the proceeds of the Loan.

        1.20    Governmental Authority. The term “Governmental Authority” shall mean the United States, the state, the county, the city, or any other political subdivision in which the Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over the Property or over Borrower or any Guarantor.

        1.21    Governmental Requirements. The term “Governmental Requirements” shall mean all laws, ordinances, rules, and regulations of any Governmental Authority applicable to Borrower, Guarantor, or the Property.

        1.22    Guarantor. The term “Guarantor” shall mean Meritage Hospitality Group Inc.

        1.23    Guaranty. The term “Guaranty” shall mean a continuing unconditional guaranty of the Loan executed by each Guarantor.

        1.24    Hard Costs. The total of all costs and expenses, other than the Soft Costs and the Interim Term Interest, relating to the development of the Land and the construction of the Improvements as identified in the Approved Budget and the Schedule of Values.

        1.25    Improvements. The term “Improvements” shall mean the Wendy’s restaurant to be constructed on the Land.

        1.26    Initial Advance. The term “Initial Advance” shall have the meaning afforded such term in the Note.

        1.27    Incipient Default. The term “Incipient Default” shall mean the existence of any condition or state of facts which with the giving of notice by Lender, the passage of time, or both, would constitute an Event of Default.

        1.28    Interim Advance. The term “Interim Advance” shall mean each Advance of the proceeds of the Loan other than the Initial Advance and the Final Advance.

        1.29    Interim Term Interest. Shall mean the interest payable under the Note for the period prior to the Final Advance.

        1.30    Land. The term “Land” shall mean the real property described on Exhibit “A” attached hereto and incorporated herein by reference.

        1.31    Lender. The term “Lender” shall mean the Lender named in the first paragraph of this Loan Agreement.

        1.32    Loan. The term “Loan” shall mean the Loan by Lender to Borrower, in an amount not to exceed the maximum amount forth in this Loan Agreement, for the payment of the costs of labor, materials, and services supplied for the construction of the Improvements and all other expenses incident to the acquisition and the construction of the Property, as set forth in the Approved Budget or as otherwise approved by Lender in writing.

        1.33    Loan Documents. The term “Loan Documents” shall mean this Loan Agreement, the Mortgage, the Note, the Guaranty, and such other instruments evidencing, securing, or pertaining to the Loan as shall, from time to time, be executed and delivered by Borrower, Guarantor, or any other party to Lender pursuant to this Loan Agreement or otherwise, including, without limitation, each Affidavit of Borrower and each Application for Advance.

        1.34    Mortgage. The term “Mortgage” shall mean the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith from Borrower to Lender securing the payment of the Note and the payment and performance of all obligations specified in said Mortgage, and this Loan Agreement, and evidencing a valid and enforceable lien on the Property subject only to the matters approved in writing by Lender.

        1.35    Note. The term “Note” shall mean that certain Promissory Note dated of even date herewith, in the stated principal amount of up to $______________ (subject to such limitations as may be set forth herein regarding the Development Price), executed by Borrower and payable to the order of Lender.

        1.36    Plans. The term “Plans” shall mean the final working drawings and specifications for the construction of the Improvements, as approved by Lender in its sole discretion.

        1.37    Project. The term “Project” shall mean the Land and Improvements and all other property constituting the “Property”, as described in the Mortgage.

        1.38    Request for Advance. A properly completed statement in the form attached hereto as Exhibit C, certified to Lender and Title Company by Borrower and delivered to Lender. Each Request for Advance shall include invoices sufficient in the judgment of Lender to substantiate all costs which are to be paid from the requested Advance and such lien waivers and/or affidavits and other information as Title Company may require in order to comply with Title Company’s obligations under this Agreement and any other agreement with respect to the subject matter hereof.

        1.39    Retainage. The term “Retainage” is defined in Section 3(d).

        1.40    Schedule of Values. An AIA Form G703, allocated by CSI category, attached to the Approved Budget, prepared by Borrower’s Architect and approved by Lender in its sole discretion prior to the Closing Date. Lender shall provide Title Company with a copy of the Schedule of Values prior to or at Closing.

        1.41    Soft Costs. Certain fees, costs and expenses relating to the development of the Land and the construction of the Improvements as identified in the Approved Budget and the Schedule of Values as soft costs, including, without limitation, the cost of title insurance, the reasonable attorneys’ fees of Borrower, the cost of surveys, stamp taxes, transfer taxes, disbursement fees, escrow and recording fees and the reasonable fees and expenses of Borrower’s Architect, which shall be approved as to category and amount by Lender in its (i) reasonable discretion to the extent such fees, costs and expenses do not exceed the aggregate amount of Soft Costs shown in the Approved Budget, and (ii) sole discretion to the extent such fees, costs and expenses exceed the aggregate amount of Soft Costs shown in the Approved Budget.

        1.42    Soft Costs Disbursement. The Advance of Soft Costs incurred before the Closing for which the conditions set forth in Section 2.6 of this Agreement have been satisfied by the Closing Date, which Soft Costs Disbursement shall be made within 10 days of the Closing Date; provided that the reasonable attorneys’ fees of Borrower shall be disbursed at the time of the Final Advance rather than at the time of the Soft Costs Disbursement.

        1.43    Substantial Completion Disbursement. The Advance to be made by Lender after satisfaction of the conditions set forth in Section 2.7.

        1.44    Survey. The term “Survey” shall mean a current, certified as-built survey of the Property prepared in accordance with Lender’s survey requirements.

        1.45    Title Company. The term "Title Company" shall mean Lawyers Title Insurance Corporation.

        1.46    Title Policy. The term “Title Policy” shall mean a mortgagee title insurance policy in form satisfactory to Lender, in the amount of the Loan, insuring that the Mortgage constitutes a valid first and prior lien covering the Project and is subject only to those exceptions and encumbrances which Lender may approve (the “Permitted Exceptions”), issued by the Title Company; such title insurance policy shall include comprehensive, adjustable mortgage loan, pending disbursements, street address, environmental liens, survey, separate lot, zoning, and such other endorsements as Lender shall require.

ARTICLE II.
AGREEMENTS OF LENDER

        2.1    Commitment of Lender. Subject to the conditions hereof, and provided that neither an Event of Default nor an Incipient Default has occurred, Lender will make Advances for the benefit of Borrower in accordance with this Loan Agreement. Advances are to be used by Borrower for the payment of only those costs and expenses as set forth in the Approved Budget, and for no other purposes whatsoever without the express prior written approval of Lender.

        2.2    Interest on the Loan. Interest on the Loan, at the rate specified in the Note, shall be computed on the outstanding balance of Advances and shall be computed with respect to each Advance only from the date such Advance is wire transferred or otherwise delivered by Lender to or for the benefit of Borrower.

        2.3    Limitation on Advances. In no event shall Lender be required to make (a) more than three (3) Interim Advances (i.e., those other than the Initial Advance and Final Advance), (b) any Advance to the extent it would cause the outstanding principal amount of all of the Advances to be in excess of the amount set forth on the Note (maximum loan amount), or (c) more than one (1) Advance in any thirty (30) day period.

        2.4    Initial Advance. Borrower acknowledges that concurrently herewith, Lender has made the Initial Advance to Borrower.

        2.5    Disbursement Procedures and Request for Advance. (a) Subject to the limitations and conditions set forth in this Agreement, Lender shall provide Advances from time to time to pay approved costs to construct the Improvements (including payment of Interim Term Interest). Advances will only be made, and may only be used, to pay those costs comprising the Development Price; notwithstanding the foregoing, Title Company shall not be responsible for verifying that the Advances are used in such manner. All Advances, except for payment of Interim Term Interest (which shall be retained by Lender and credited against the obligations of Borrower under the Note in accordance with the terms of the Note), will be made by Lender to Title Company. Upon Title Company’s receipt of (i) the applicable Requests for Advance which have been approved by Lender, together with a list certified by Contractor of payees and amounts of checks to be issued by Title Company in connection with such Disbursement, and (ii) the corresponding Disbursement, Title Company shall be solely responsible for disbursing such funds to or on behalf of Borrower on or before the requested Advance date. Title Company shall be solely responsible for determining whether to disburse Advances received from Lender jointly to Borrower and Contractor and/or subcontractors or suppliers or directly to Contractor or subcontractors or suppliers, rather than directly to Borrower, and the execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Title Company to so disburse the funds; provided, however, if Borrower elects, in a notice delivered to Lender and Title Company prior to the Soft Costs Disbursement (the “Joint Checks Notice”), to have Title Company issue joint checks for all Advances to the Contractor and the applicable subcontractors or suppliers, Title Company shall issue all checks for Advances jointly to the Contractor and the applicable subcontractors or suppliers. No further direction or authorization from Borrower shall be necessary for such Advances, and the delivery to Title Company of all documents referred to in this section and the corresponding Advances shall satisfy the obligations of Lender hereunder. Unless Lender specifies otherwise in writing, Lender’s delivery to Title Company of each Advance shall be deemed to be Lender’s approval of such Disbursement.

                (b) Borrower shall prepare and submit for each Advance a Request for Advance to Lender (Lender shall be responsible for providing Title Company with a copy of such request). Each Request for Advance shall be submitted not less than ten (10) Business Days prior to the requested Advance Date and Borrower's signature on such Request for Advance shall evidence Borrower's certification to Lender that the matters set forth in the attached Schedule I are true and complete as of the date of the Request for Advance is submitted to Lender. Each Request for Advance shall also be accompanied by the following:

(i) all applicable information and documentation required by this Agreement;

(ii) evidence that all conditions of this Agreement required to be satisfied prior to such Advance have been satisfied or waived; and

(iii)    such additional information, affidavits, certificates and other documents as may be required by Lender for making the Advance or by Title Company for the issuance of the required endorsements to the Title Policy and the completion and fulfillment of all requirements in any agreement between Lender and Title Company with respect to the subject matter of this Agreement.

If Lender disapproves all or any part of a Request for Advance, Lender will promptly notify Borrower of such disapproval and the basis therefor by telephone (confirmed in writing). If such Request for Advance is approved by Lender, Lender will pay the amount requested in the Request for Advance to Title Company, less the applicable Retainage, on or before the requested Advance Date, and Title Company shall disburse such amounts on or before the requested Advance Date in accordance with the terms and conditions of this Agreement. If any amount included in a Request for Advance is not approved, Lender shall not be obligated to disburse any disapproved portion of the Advance requested unless Borrower shall have objected to such disapproval and resolved each basis for disapproval to the satisfaction of Lender. Borrower must notify Lender of such objection and resolve each basis for disapproval to the satisfaction of Lender within ten (10) Business Days following Lender’s notification to Borrower of any disapproved portion of an Advance. If Borrower does not object to such disapproval or if Borrower does object and a resolution to Lender’s satisfaction does not occur within such ten (10) Business Day period, Lender shall have no further obligation to fund such disapproved portion. Within ten (10) days of the resolution of every basis for disapproval, Lender shall disburse the disapproved portion of the requested Advance.

                (c) Advances shall be approved by Lender in its sole discretion for materials purchased or to be purchased but not yet installed or incorporated into the Improvements, including, without limitation, raw materials which are unfabricated for specific use at the Project, whether or not stored at the Project.

                (d) Lender shall withhold for its own benefit 10% of the Hard Costs of each approved Advance (the "Retainage") and shall hold such Retainage until the time of the Substantial Completion Disbursement. At the time of the Substantial Completion Disbursement, Lender shall deposit the Retainage with Title Company, unless Lender elects otherwise due to an Event of Default by Borrower or a potential or actual dispute with respect to a Advance or otherwise, as determined by Lender in its sole discretion. Title Company shall be solely responsible for determining how long to hold all or any portion of the Retainage deposited with it by Lender. Notwithstanding the preceding sentence, in no event shall Lender and/or Title Company hold such Retainage beyond (i) the expiration of all lien periods under applicable law or such time as Title Company has received all necessary lien waivers from contractors, subcontractors, suppliers, materialmen and vendors entitled to protection under applicable lien laws, whichever occurs first, (ii) the settlement of all disputes as to the proper completion of work with respect to the Improvements or as to the amount due any contractor or supplier who has performed work or provided materials, unless requested otherwise by Borrower, and (iii) the resolution to Lender's satisfaction of the Event of Default. Upon the passage of such periods and/or settlement of such disputes, if any, or such earlier time as Title Company shall elect, Title Company shall disburse such Retainage to the contractors, subcontractors, suppliers, materialmen, vendors and/or other entities and/or persons entitled thereto. Borrower shall have no right, title or interest in or to the Retainage whether held by Lender or Title Company, nor shall Borrower have any right to direct the application of such Retainage.

        2.6 General Conditions Precedent to All Advances. The obligations of Lender hereunder to approve and make each Advance shall be subject to the following conditions precedent:

        A.    Receipt of Requests for Advance; Inspection by Lender. If Borrower is requesting an Advance of Hard Costs, Lender shall have received a complete Request for Advance, together with supporting documentation, the adequacy and completeness of which shall be approved by Lender, including, without limitation, lien waivers (except if the Joint Check Notice has been timely delivered), affidavits, indemnity agreements and such other agreements, instruments, documents and certificates as may be required by Title Company and Lender. If Borrower is requesting an Advance of Soft Costs (including the Soft Costs Disbursement), Lender shall have received a completed Request for Advance, together with lien waivers (except if the Joint Check Notice has been timely delivered), invoices, affidavits, indemnity agreements and such other agreements, instruments, documents and certificates as may be required by Lender. If a Request for Advance shall include a request to make an advance for Hard Costs, a properly completed Application for Advance shall also be executed by Contractor and attached to the Request for Advance. Requests for Advance for Soft Costs do not need to include the more detailed form Application for Advance. Notwithstanding the foregoing, if Borrower timely delivers the Joint Check Notice, Borrower shall not be required to deliver or cause the Contractor and the suppliers and subcontractors to deliver lien waivers to Lender or Title Company. If Borrower delivers the Joint Check Notice, Borrower may not subsequently elect to deliver or cause to be delivered lien waivers in lieu of the issuance by Title Company of joint checks. Lender shall have the right to require an inspection of the Project by Lender or an independent contractor or architect prior to each Advance, which inspection shall be satisfactory to Lender. If Lender determines in connection with any such inspection that extra services will be required of Lender as a result of noncompliance with the Contract Documents, as a result of deviations from acceptable construction practices, or as a result of Borrower's failure to satisfy the requirements of any Contract Documents and/or Development Documents, Borrower shall pay, in addition to the fees for such inspection, the reasonable cost of all such extra services including any additional inspections determined to be necessary or advisable by Lender.

        B.    Title Insurance. Title Company shall have delivered to Lender or be irrevocably committed to deliver to Lender:

        (i)    endorsements to the Title Policy, dated the date of each Advance, insuring title to the Project in Lender, free and clear of all defects and encumbrances except those approved in writing by Lender and its counsel, with all standard exceptions deleted and containing:

         (1)    full coverage through the date of such Advance against liens of mechanics, materialmen, laborers and any other parties who might claim statutory or common law liens in the aggregate amount of the Loan and all disbursements, including the amount of such Advance;

        (2)    no survey exceptions other than those previously approved by Lender and Lender's counsel in writing; and

        (3)    such other endorsements or agreements which provide equivalent protection in the event that the foregoing described endorsements are not available, as Lender and its counsel may reasonably request; and

(ii) such other endorsements as Lender deems appropriate or necessary.

Borrower agrees to deliver or cause to be delivered such affidavits, indemnities, notices and/or other agreements as Title Company may require in order to provide the title insurance coverage required pursuant to this Agreement and all other agreements between Lender and Title Company with respect to the subject matter of this Agreement, including, without limitation, the delivery by Borrower to Title Company on or before the date of this Agreement of an indemnity agreement substantially in the form attached hereto as Exhibit D in favor of and acceptable to Title Company with respect to any mechanics’ and materialmen’s liens that may arise in connection with the construction of the Improvements. When the filing of preliminary notices is required or appropriate under applicable State law, Title Company shall be responsible for recording all preliminary notices delivered in connection with any Request for Advance by Borrower or contractors, subcontractors, suppliers, materialmen or vendors providing goods or services to the Project. Title Company shall not agree to delete from the Title Policy any exceptions without Lender’s prior consent.

        C.    No Events of Default. As of the date of each Request for Advance and the date of the Advance, there shall be no Event of Default under the terms of any Development Document and no event shall exist which by notice, passage of time or both would constitute an Event of Default under any of the Development Documents.

        D.    Insurance. Policies of insurance against fire and other hazards in accordance with applicable requirements of this Agreement and the Mortgage shall be in full force and effect.

        E.    Warranties and Representations; Covenants. The warranties and representations of Borrower in the Development Documents shall be true and correct on and as of the date of the Advance with the same effect as if made on such date, and Borrower shall not be in breach or default of any covenant set forth in any Development Document.

        F.    Notices, Applications and Filings. All notices, applications and filings required by any Governmental Authority shall have been duly filed.

        G.    Fees. All fees, costs, and expenses required to be paid by Borrower under the Development Documents, as of the date of the Advance, shall have been paid or satisfied in full by Borrower as of such date.

        H.    Other Conditions. Lender and Title Company, as appropriate, shall have received any and all lien waivers (except if the Joint Check Notice has been timely delivered), affidavits, indemnity agreements, certificates and other documents that may be required by Lender or by Title Company as a condition to insuring such Advance in the Title Policy, including, without limitation, an affidavit of Contractor as to the payment of all contractors, subcontractors, suppliers, materialmen and vendors entitled thereto.

        2.7   Special Conditions for Substantial Completion Disbursement. In addition to the requirements set forth in Section 2.6, the obligation of Lender to make the Substantial Completion Disbursement shall also be conditioned upon the receipt by Lender of a Survey satisfactory to Lender and Title Company, together with an additional endorsement to the Title Policy confirming that the Improvements are within the boundary lines of the Land, do not encroach upon any easements or rights-of-way and do not violate any setback lines or recorded covenants, conditions or restrictions.

        2.8    Special Conditions for Final Advance. In addition to the requirements set forth in Section 2.6 and the satisfaction of the special conditions for the Substantial Completion Disbursement set forth in Section 2.7, the obligation of Lender to make the Final Advance is also conditioned upon receipt by Lender of the following:

         A.    Lien Waivers. Final unconditional lien waivers from all contractors, subcontractors, suppliers, vendors and/or other entities and/or persons entitled to protection under applicable lien laws.

        B.    Certificates of Occupancy. Evidence satisfactory to Lender and Title Company of the issuance by all appropriate Governmental Authorities of final certificates of use and occupancy of the Improvements. This requirement shall be satisfied at least 10 days prior to the anticipated date of the Final Advance.

        C.   Completion Certificates. If contemplated by the lien laws of the State, a certificate certifying that the Improvements have been completed substantially in accordance with the Contract Documents, which certificate shall be in any form required by or permitted under such laws and shall be executed by any party required or permitted to execute such certificate under such laws. This requirement shall be satisfied at least 10 days prior to the anticipated date of the Final Advance.

        D.    Franchise Agreement. Lender shall have received a certificate from Franchisor (Wendy's International, Inc.) in form and substance acceptable to Lender that the franchise, license and/or area development agreement between Borrower and Franchisor with respect to the Project is valid, binding and in full force and effect, with a term that will not expire before the scheduled maturity date of the Note, no events have occurred which could constitute a default under such agreement, and, to the extent Franchisor has a right of first refusal in such agreement that extends to the sale, transfer or conveyance of the Project, Franchisor waives all such rights of first refusal set forth in such agreement as to Lender and its successors and assigns. This requirement shall be satisfied at least 10 days prior to the anticipated date of the Final Advance.

         E.    Other Evidences. Copies of all documents, instruments, agreements, insurance policies and certificates required to be delivered pursuant to any Development Document together with any other evidence required by Lender (including, without limitation, the Architect's certification to Lender that the Improvements have been completed in accordance with the Plans and all Governmental Requirements) that the Improvements have been substantially completed in accordance with the Contract Documents, in compliance with all requirements of Governmental Authority and free of all liens. This requirement shall be satisfied at least 10 days prior to the anticipated date of the Final Advance.

        Borrower shall have completed all such requirements within the time frames set forth above, but in any event, such requirements shall be completed in time for Lender to make the Final Advance no later than the Completion Date.

        2.9   Change Orders; Payment of Additional Costs; In Balance. (a) Borrower shall also provide Lender with a copy of all proposed Change Orders.  All Change Orders are subject to the prior approval of Lender. Lender shall have the right to impose a reasonable fee for the review of a Change Order by Lender, which fee shall be based on the time and expense incurred in connection with reviewing the proposed Change Order. Borrower shall be responsible for the payment of all reasonable out-of-pocket fees and expenses incurred by Lender as a result of Change Orders. At the time Borrower requests Lender’s consent to a Change Order, Borrower must also notify Lender whether Borrower intends to pay for all or a portion of the additional costs resulting from such Change Order, if any, or desires that Lender fund all or a portion of such additional costs through Advances. Lender shall have the right, but not the obligation, in its sole discretion, to fund all or a portion of amounts required to complete the Improvements in excess of the Development Price due to Change Orders. Lender shall notify Borrower and Title Company as to whether it will fund all or a portion of such excess amounts at the time Lender approves a Change Order. If Lender elects to fund all or a portion of such excess amounts, such amounts funded will be disbursed as Advances in accordance with this Agreement and included in the Development Price for purposes of calculating Interim Term Interest and the principal amount for purposes of calculating the principal and interest payments due under the Note. If Lender does not elect to fund all or a portion of such excess amounts, Borrower shall immediately deposit funds with Title Company equal to the portion of the excess amounts Lender will not fund, and Title Company shall disburse such deposited funds toward payment of the Development Price prior to the Advance of any funds Title Company receives from Lender, subject to the satisfaction of the requirements for making Advances set forth in this Agreement. Title Company shall not be required to deposit any funds deposited with it by Borrower in a segregated and/or interest bearing account.

        (b)    In the event Lender shall determine, in its sole discretion, at any time prior to the Completion Date that the actual costs required to complete the Improvements (including payment of Interim Term Interest and Soft Costs) will exceed the amount of the Development Price, Lender may, at its option, deliver written notice to Borrower (with a copy of such notice delivered to Title Company) requiring that Borrower deposit with Title Company within five Business Days of such notice funds in such amount in excess of the Development Price as Lender deems necessary to complete the Improvements (including payment of Interim Term Interest and Soft Costs). Title Company shall immediately notify Lender of its receipt of such funds. All such amounts deposited with Title Company shall be disbursed by Title Company prior to all other funds held by Title Company hereunder and subject to the satisfaction of the requirements for making Advances set forth in this Agreement. If Borrower fails to make any such deposit, such failure shall be an Event of Default under this Agreement. Without curing such Event of Default, Lender shall have the right to take such actions as are set forth in Section 4, including, without limitation, funding such additional costs through Advances, and such amounts funded will be included in the Development Price for purposes of calculating Interim Term Interest and the principal amount for purposes of calculating the principal and interest payments due under the Note.

        (c)   Borrower agrees to execute such amendments to the Note as Lender shall require to evidence the inclusion of additional amounts funded by Lender pursuant to this section in calculating Interim Term Interest and principal amount.

        (d)    If Lender shall determine that the Schedule of Values and/or the Approved Budget is not "in balance" as provided in this subsection, Lender may, at its option, refuse to make or approve further Advances and may require Borrower to deposit with Title Company cash or other security acceptable to Lender in its sole discretion in such amount as Lender deems necessary to put the Schedule of Values and/or the Approved Budget "in balance." No funds of Lender shall be disbursed until all sums deposited by Borrower with Title Company have been disbursed. The Schedule of Values and/or the Approved Budget shall be "in balance" only at such times that Lender determines, in its sole judgment, that (i) the unadvanced Development Price is at least equal to the amount that must be expended in order to complete the Improvements and to pay all costs and Interim Term Interest and other expenses contemplated hereunder, and (ii) unexpended amounts within each category or line item in the Schedule of Values and/or the Approved Budget are at least equal to the anticipated cost for each line item, including, without limitation, Interim Term Interest, that must be expended to complete the Improvements. Any costs listed as contingencies on the Schedule of Values and/or the Approved Budget shall be deemed to be actual costs for the purposes of balancing. The determination as to whether the Schedule of Values and/or the Approved Budget is "in balance" may be made by Lender at any time, including in connection with any Request for Advance. Within five (5) Business Days following notice from Lender that the Schedule of Values and/or the Approved Budget is not "in balance," Borrower shall make the deposit required to be made pursuant to this subsection. Any such amounts deposited with Title Company shall be the next funds disbursed by Title Company, subject to the terms and conditions of this Agreement.

          2.10   Escrow and Disbursement Obligations. (a) Lender and Borrower hereby engage Title Company to provide disbursement and escrow services in connection with this Agreement. Lender and Borrower will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company (but without limiting Title Company’s obligations and duties to Lender hereunder and under any other agreement(s) between Lender and Title Company), to enable Title Company to comply herewith and to enable the Title Policy to be issued. All amounts deposited by Lender with Title Company shall be held by Title Company for the benefit of Lender until disbursed by Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Lender and Borrower or to interplead such documents and/or funds in an action brought in any such court. Borrower acknowledges that Lender may provide Title Company with copies of Borrower’s financial statements delivered to Lender pursuant to the Loan Agreement for purposes of Title Company issuing the Title Policy.

         (b)    As between Borrower and Title Company, Borrower acknowledges and agrees that:

(i) the functions and duties of Title Company include only those described in this Agreement and Title Company is not obligated to act except in accordance with the terms and conditions of this Agreement;

        (ii)    Title Company does not insure that the Improvements will be completed, nor does it insure that the Improvements, when completed, will have been constructed in accordance with the Contract Documents, nor that sufficient funds will be available for completion of the Improvements;

        (iii)   Title Company will not be responsible for any loss of documents or funds while such documents or funds are not in its custody; and

(iv) should a contract dispute arise between Borrower and Contractor and/or a subcontractor or supplier, and Title Company is named in an action with respect to such dispute or is threatened to be named in such an action, any costs and expenses, including attorneys' fees, incurred by Title Company as a result of such action or threatened action shall be paid by Borrower.

        (c)    Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment or the amount secured by such lien without liability or responsibility for the accuracy of such statement. The engagement of Title Company as escrow agent shall not affect any rights of subrogation under the terms of the Title Policy.

        (d)    The person who has executed this Agreement on behalf of Title Company is duly authorized so to do.

        (e)    Title Company agrees that upon its disbursement of each Advance that Title Company is unconditionally committed to delivering the endorsements to the Title Policy described in Section 4.B.

        2.11    Mechanics’ and Materialmen’s Liens. (a) Borrower will certify, or cause the Contractor to certify, to Lender and Title Company, upon request of either of them at any time, and from time to time, as to all materialmen, laborers, subcontractors, suppliers and any other parties who might or could claim statutory or common law liens as a result of furnishing material or labor to the Project or any portion thereof or interest therein, together with evidence satisfactory to Lender and Title Company showing that such parties have been paid (or will be paid from the Advances) all amounts then due for labor and materials. In addition, Borrower will provide or cause to be provided to Title Company all preliminary notices which are filed by laborers, subcontractors, materialmen and suppliers under requirements of Governmental Authority, and notify Lender and Title Company immediately in writing, if Borrower receives any notice, written or oral, from any laborer, subcontractor, materialman or supplier to the effect that said laborer, subcontractor, materialman or supplier has not been paid when due or intends to or has filed any mechanics lien for any labor or materials furnished in connection with the construction of the Improvements.

        (b)    If, during the construction of the Improvements, a lien is filed against the Project for work performed on or goods and/or services provided to the Project, Lender shall provide Title Company and Borrower with notice of the filing of such lien promptly after Lender obtains knowledge of such filing. If an Event of Default has not occurred and is continuing, Borrower shall have ten (10) Business Days after delivery of Lender's notice to cause such lien to be released from the applicable real property records or to post a bond or provide an indemnity satisfactory to Title Company which will enable Title Company to issue an endorsement to the Title Policy at the time such bond is posted or indemnity delivered insuring over such lien. If Borrower fails to so cause such lien to be released or to post such a bond or deliver such an indemnity, such failure shall be an Event of Default under this Agreement and shall entitle Lender to exercise the remedies set forth in Section 4. If, at the time the lien is filed, an Event of Default shall have occurred and be continuing under this Agreement, the filing of the lien shall be an additional Event of Default under this Agreement and shall entitle Lender to exercise the remedies set forth in Section 4, and Title Company shall be authorized to take the corrective actions with respect to such lien; provided, however, unless the existence of such lien places the Project in immediate jeopardy of being foreclosed, Title Company shall obtain the consent of Lender prior to taking any corrective action.

        2.12    No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default. The making of an Advance shall not be deemed an approval or acceptance by Lender of any work or material theretofore completed, installed or delivered. In the event Borrower’s interest in any of the Property is transferred, Lender may continue to make Advances to Borrower’s successor in interest and all sums so advanced shall be deemed Advances hereunder which are evidenced and secured by the Loan Documents.

        2.13    Conditions Precedent for the Benefit of Lender. All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent. All requirements of this Loan Agreement may be waived by Lender, in whole or in part, at any time.

        2.14    No Obligation to Make Advance. Lender shall not be obligated to make any Advance if Lender determines that such Advance will not be secured by the Mortgage.

        2.15   Method of Disbursements. Lender shall have the right to disburse Advances in any manner deemed acceptable to Lender including, without limitation, pursuant to two (2) party checks naming Borrower and any third party entitled to receive payment of any Advance.

        2.16   Lender’s Approval of Contractor. As a condition to Lender’s approval of Contractor, which is a condition of closing under this Loan Agreement, Contractor shall furnish Lender with a completed Contractor’s Qualification Statement (AIA Form A305) and such other information required by Lender as a part of Lender’s due diligence review of Contractor.

ARTICLE III.
COVENANTS AND AGREEMENTS OF BORROWER

         Borrower hereby covenants and agrees as follows:

        3.1   Compliance with Governmental Requirements. Borrower shall construct the Improvements in accordance with all Governmental Requirements, so as not to encroach upon any easement, right-of-way or land of others and so as not to violate any setback lines, applicable public or private use restrictions or other restrictions or regulations (the “Foundation Requirements”). Borrower shall timely comply with said Governmental Requirements and deliver to Lender evidence thereof. Borrower assumes full responsibility for the compliance of the Plans and the Project with all Governmental Requirements and with sound building and engineering practices and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Project or the construction of the Improvements.

        3.2   Construction of the Improvements. Borrower shall (i) construct the Improvements or cause the Improvements to be constructed in good and workmanlike manner and substantially in accordance with the Contract Documents, (ii) commence construction on or about ________, 200___ and (iii) once construction of the Improvements has commenced, pursue such construction diligently to completion and complete such construction on or before the Completion Date. The construction shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental Requirements, the Plans, the requirements herein contained, and the requirements of any lessee, if applicable. Borrower shall complete construction of the Improvements on or before the Completion Date, free and clear of all liens. In the event the cost for completion of the Improvements exceeds the amount set forth in the Approved Budget, Borrower shall pay any such excess.

        3.3   Correction of Defects. Borrower shall correct or cause to be corrected (a) any material defect in the Improvements, (b) any material departure in the construction of the Improvements from the Plans, the requirements hereof, any Governmental Requirements or the requirements of any lessee, if applicable, or any encroachment by any part of the Improvements or any other structure located on the Land on any building line, easement, property line, or restricted area.

        3.4   Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Project, to be stored at the Project or at such other location as may be approved by Lender in writing, with adequate safeguards to prevent loss, theft, damage, or commingling with other materials or projects.

        3.5   Inspection of the Property. Borrower shall permit Lender, any Governmental Authority, and their agents and representatives, to enter upon the Property and any location where materials intended to be utilized in the construction of the Improvements are stored for the purpose of inspection of the Project and such materials at all reasonable times.

        3.6   Required Notices. Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any official notice or claim by any Governmental Authority pertaining to the Project. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Project.

        3.7   Application of Advances. Borrower shall disburse all Advances for payment of costs and expenses specified in the Approved Budget, and for no other purpose.

        3.8   Direct Advance and Application by Lender. Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrower’s obligations hereunder. Any Advance by Lender for such purpose shall be part of the Loan and shall be secured by the Loan Documents. Lender may advance and incur such expenses as Lender reasonably deems necessary for the completion of construction of the Improvements and to preserve the Property, and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Security Instruments, and payable to Lender upon demand. Lender may disburse any portion of any Advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section 3.8 and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

        3.9   Expenses. Whether or not the transactions contemplated under this Loan Agreement and the Loan Documents shall be consummated, Borrower shall pay all reasonable expenses in connection with such transactions, including, without limitation, the costs and expenses of preparation of this Loan Agreement and of any other document or instrument Lender reasonably considers necessary or appropriate with respect to the Loan, the costs and expenses of or incident to the enforcement or performance of and compliance with any of the provisions of this Loan Agreement or any agreement or condition contained in any other document or instrument required by Lender, and any other reasonable costs and expenses related to the transactions contemplated under this Loan Agreement.

        3.10   Additional Acts. In addition to the acts recited herein and contemplated to be performed, executed and/or delivered by Borrower, Borrower hereby agrees, at any time, and from time to time, to perform, execute and/or deliver to Lender any and all such further acts, additional instruments, or further assurances as may be necessary or proper to (i) implement the intent of the parties under this Loan Agreement; (ii) correct any errors in this Loan Agreement or any other instrument relating thereto; (iii) assure Lender a valid and direct first lien and prior first perfected security interest under the Loan Documents or any of them on the Project; (iv) create, perfect, preserve, maintain and protect the liens and security interests created or intended to be created by the Loan Documents; and (v) provide the rights and remedies to Lender granted or provided for by the Loan Documents.

        3.11   Inspection of Books and Records. Borrower shall permit Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Loan and the Property, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Improvements.

        3.12   No Liability of Lender. Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Improvements except to advance the Loan pursuant to this Loan Agreement. Lender shall not be obligated to inspect the Project or the construction of the Improvements, nor be liable for the performance or default of Borrower, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including, without limitation, any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

        3.13   No Conditional Sale Contracts, Etc. No materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction or operation of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the Improvements or the Project.

        3.14   Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Property, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all reasonable expenses, including reasonable attorneys’ fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.

        3.15   Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property and the construction of the Improvements, and Borrower shall keep the Project free and clear of any liens, charges, or claims other than the lien of the Mortgage and other liens approved in writing by Lender.

        3.16   Insurance. ( a) In addition to the insurance requirements Borrower is obligated under the Mortgage to satisfy, Borrower shall obtain and maintain, or cause to be obtained and maintained, the following insurance:

         (i)   Builder's Risk Insurance. Builder's risk insurance (in nonreporting form), insuring the Project for not less than 100% of their full insurable replacement cost; such insurance coverage to be kept in full force and effect at all times until the Completion Date and the procurement of the hazard insurance described in the Mortgage.

         (ii)   Architect's Insurance. An architect's professional liability insurance policy obtained by Borrower's Architect, in an amount not less than $1,000,000 per occurrence. If Architect maintains blanket professional liability insurance in an amount satisfactory to Lender, evidence of such insurance may be delivered to Lender in lieu of the policy.

         (iii)   General Contractor's Liability Insurance. General Contractor's liability insurance policy in an amount not less than $1,000,000, having a vacant land endorsement, if applicable.

        (b)   Borrower shall cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable to Lender in connection with the transactions contemplated hereby, and shall reimburse Lender for any reasonable expenses incurred in connection therewith (including attorneys' fees and expenses, and the payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of a fire or other casualty affecting the Land or the Improvements).

        (c)   All insurance policies shall:

         (i)   Provide for a waiver of subrogation by the insurer as to claims against Lender, its employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Borrower, its officers, directors, employees or agents;

         (ii)   Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lender;

         (iii)   Contain a standard without contribution mortgage clause endorsement in favor of Lender and any other lender designated by Lender;

         (iv)   Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lender and to any other lender covered by any standard mortgage clause endorsement;

         (v)   Provide that the insurer shall not have the option to restore the Improvements if Lender elects to terminate the Mortgage in accordance with the terms of such Mortgage;

         (vi)   Be issued by insurance companies licensed to do business in the state in which the Project is located and which are rated A:VI or better by Best's Insurance Guide or otherwise approved by Lender; and

         (vii)   Provide that the insurer shall not deny a claim because of the negligence of Borrower, anyone acting for Borrower or any tenant or other occupant of the Project.

It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Borrower for its acts or omissions as provided in this Agreement. All insurance policies (with the exception of worker’s compensation insurance to the extent not available under statutory law) shall designate Lender as an additional insured as its interest may appear and shall be payable as set forth in the Mortgage. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lender, shall serve as excess coverage. Borrower shall procure policies for all insurance for periods of not less than one year, except as otherwise provided in subsection (a)(i) above with respect to builder’s risk insurance, and shall provide to Lender certificates of insurance or, upon Lender’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Agreement in effect at all times.

ARTICLE IV.
RIGHTS AND REMEDIES OF LENDER

        4.1   Rights of Lender. Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender, but not the obligation, in its own name or in the name of Borrower, to (a) enter into possession of the Project, (b) perform all work necessary to complete the construction of the Improvements substantially in accordance with the Plans (as they may be changed by Lender if it deems a change in the Plans to be beneficial), Governmental Requirements, and the requirements of any lessee, if applicable, (c) employ watchmen and other safeguards to protect the Project, and (d) disburse funds for the payment of costs and expenses incurred by Lender in connection with the foregoing. Without limitation of the foregoing, and without any liability to Borrower whatsoever, Lender shall have the right to disburse such sums to contractors, engineers, architects, suppliers and other third parties (including Architect and Contractor) as Lender may deem necessary to complete the construction of the Improvements. Borrower hereby irrevocably appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of the Borrower, if Lender elects to do so, upon the occurrence of an Event of Default, to (i) use such sums as are necessary, including any proceeds of the Loan, make such changes or corrections in the Plans, and employ such architects, engineers, and contractors as may be required for the purpose of completing the construction of the Improvements substantially in accordance with the Plans (as they may be changed by Lender if it deems a change in the Plans to be beneficial) and Governmental Requirements, (ii) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements, (iii) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies or other checks or instruments payable to Borrower with respect to the Project, (iv) do every act with respect to the construction of the Improvements which Borrower may do, and (v) prosecute or defend any action or proceeding incident to the Project. Lender shall have no obligation to undertake any of the foregoing actions, and if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

        4.2   Cessation of Advances. Upon the occurrence of an Event of Default, the obligation of Lender to disburse the Loan and all other obligations of Lender hereunder shall, at Lender’s option, immediately terminate.

        4.3   Funds of Lender. Any funds of Lender used for any purpose referred to in this Article IV shall constitute Advances secured by the Loan Documents and shall bear interest at the rate specified in the Note to be applicable after default or maturity thereunder.

        4.4   No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

        4.5   Other Remedies. After the occurrence of an Event of Default, in addition to the rights and remedies described in this Loan Agreement, Lender shall have the right to exercise any and all rights and remedies provided in the Loan Documents or otherwise available at law or in equity.

ARTICLE V.
GENERAL TERMS AND CONDITIONS

        5.1   Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given and received when presented personally or forty-eight (48) hours after being deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to Borrower or Lender, as the case may be, at the respective addresses set forth on the first page of this Loan Agreement, or such other address as Borrower or Lender may from time to time designate by written notice to the other as herein required.

        5.2   Modifications. No provision of this Loan Agreement or the other Loan Documents may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

        5.3   Severability. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

        5.4   Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower, any Guarantor, or any property covered by the Loan Documents at the sole discretion of Lender. The exercise of, or failure to exercise, any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

        5.5   Form and Substance. All documents, certificates, insurance policies, and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender.

        5.6   Controlling Agreement. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between Borrower and Lender.

        5.7   No Third Party Beneficiary. This Loan Agreement is for the sole benefit of Lender, its successors and assigns, and Borrower, its permitted successors and assigns, and is not for the benefit of any third party.

        5.8   Number and Gender. Whenever used herein the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of Borrower in this Loan. Agreement shall be joint and several obligations of Borrower, and of each Borrower, if more than one.

         5.9   Captions. The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

        5.10   Applicable Law. This Loan Agreement and the Loan Documents shall be governed by and construed in accordance with the laws of the State of Arizona and the laws of the United States applicable to transactions within such state.

EXECUTED AND DELIVERED on the date first recited.

LENDER:

GE CAPITAL FRANCHISE FINANCE CORPORATION,
a Delaware corporation

By:
Its:

BORROWER:

WM LIMITED PARTNERSHIP - 1998,
a Michigan limited partnership

By its sole general partner,
RES Management, LLC,
a Michigan limited liability company

By:
        Robert E. Schermer, Jr.

TITLE COMPANY:

LAWYERS TITLE INSURANCE CORPORATION,
a Virginia corporation

By:
Title:

Exhibits:
Exhibit A - Legal Description
Exhibit B - Approved Budget
Exhibit C - Request for Advance
Exhibit D - Indemnity Agreement
Schedule 1 - Information Regarding Advances